UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2011

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On January 14, 2011, Petrohawk Energy Corporation (the “Company”) issued a press release announcing that it had priced a private offering of $400 million of its 7¼% senior notes due 2018 (the “Notes”). The Company originally offered and sold an aggregate principal amount of $825 million of its 7¼% senior notes due 2018 in August 2010. Net proceeds from the offering are expected to be used to redeem all of Petrohawk’s outstanding 7 1/8% senior notes due April 1, 2012 and to provide working capital for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes may be resold by the initial purchaser pursuant to Rule 144A and Regulation S under the Securities Act.

The related press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Item

99.1	Press release issued by Petrohawk Energy Corporation dated January 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: January 14, 2011	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Item

99.1	Press release issued by Petrohawk Energy Corporation dated January 14, 2011.